UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2006

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

InnSuites Hotels Centre, 1615 E. Northern Avenue,
Suite 102, Phoenix, Arizona		85020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 1, 2006, the Compensation Committee of the Board of Trustees of InnSuites Hospitality Trust (the “Trust”) awarded stock bonuses in the form of restricted and unrestricted Shares of Beneficial Interest (“Shares”) under the InnSuites Hospitality Trust 1997 Stock Incentive and Option Plan (the “Plan”) to the following executive officers and current and former Trustees in the amounts set forth below:

Executive Officer: James Wirth (Chairman, President and Chief Executive Officer) Restricted Share Award: 4,000 Shares	Executive Officer: Anthony Waters (Chief Financial Officer) Restricted Share Award: 7,000 Shares Unrestricted Share Award: 4,600 Shares

Executive Officer: Marc Berg (Executive Vice President) Restricted Share Award: 4,000

Trustee: Larry Pelegrin Restricted Share Award: 12,000 Unrestricted Share Award: 4,000	Trustee: Peter Thoma Restricted Share Award: 12,000 Shares Unrestricted Share Award: 7,200 Shares

Trustee: Steve Robson Restricted Share Award: 12,000 Shares Unrestricted Share Award: 7,200 Shares	Former Trustee: Mason Anderson Unrestricted Share Award: 3,200

The restricted and unrestricted Share awards to the Trust’s three executive officers are compensation for services rendered by those officers to the Trust during fiscal year 2006.

The unrestricted Share awards to the current and former Trustees are compensation for services rendered as a Trustee of the Trust during fiscal year 2006, and the restricted Share awards to the current Trustees are compensation for services to be rendered as a Trustee of the Trust during fiscal year 2007.

All of the restricted Share awards under the Plan will vest in 10% increments over the next ten months, but will be forfeited if the executive officer ceases to be employed by the Trust or the Trustee ceases to be a Trustee of the Trust.

On March 1, 2006, RRF Limited Partnership (the “Partnership”) established a $700,000 subordinated line of credit with Rare Earth Financial, L.L.C., an affiliate of Mr. Wirth, the Trust’s Chairman, President and Chief Executive Officer. The line of credit will be available for borrowings from time to time, will expire on March 1, 2008, is secured by 49% of the Partnership’s interest in its Tuscon St. Mary’s hotel property, and is subordinated to the Trust’s commercial bank line of credit. Outstanding borrowings under the line of credit will bear interest at 7.0% per year. The Trust borrowed $400,000 under the line of credit on March 1, 2006 in order to refinance an outstanding promissory note payable to Rare Earth Financial.

On March 1, 2006, InnSuites Hospitality Trust also entered into a Sales and Project Coordination Agreement (the “Project Agreement”) with Rare Earth Development Company, an affiliate of Mr. Wirth. The Project Agreement requires Rare Earth Development Company to coordinate the conversion of hotel properties, to be designated by the Trust, into condo-hotel units, including coordination of the construction, marketing and sales of such condo-hotel units. Rare Earth Development Company will receive a brokerage fee of 6% of the sales price of each condo-hotel unit (subject to the potential splitting of such brokerage fee with unaffiliated brokers) payable contingent upon the sale and closing of a condo-hotel unit. In the event that the sale of a unit is financed by the Trust, Rare Earth Development Company has agreed to defer the payment of its brokerage fee over a two-year period (with 1/3 payable at closing, 1/3 payable on the first anniversary of closing, and 1/3 payable on the second anniversary of closing, so long as the buyer is not in default of its obligations to the Trust).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ Anthony B. Waters
Anthony B. Waters

Chief Financial Officer

Date: March 7, 2006